Exhibit 99.16(b)

CERTIFICATE OF SECRETARY

The undersigned Secretary for Aberdeen Funds (the “Trust”) hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution on May 3, 2021:

RESOLVED, that the Trustees hereby approve and authorize the use of the Powers of Attorney, presented to and executed by this Board and certain Officers of the Trust appointing Alan Goodson, Megan Kennedy and Lucia Sitar as attorneys-in-fact for the purpose of filing a Registration Statement on Form N-14 (to be used in connection with the reorganization of the Aberdeen Total Return Bond Fund, a series of Aberdeen Investment Funds, into the Aberdeen Global Absolute Return Strategies Fund, a series of the Trust, and the reorganization of the Aberdeen International Sustainable Leaders Fund, Aberdeen Global Equity Impact Fund and Aberdeen Global High Income Fund, each a series of Aberdeen Investment Funds, into three respective series of the Trust, the Aberdeen International Sustainable Leaders Fund, Aberdeen Global Equity Impact Fund and Aberdeen Global High Income Fund, and any amendments thereto under the Securities Act of 1933 and the 1940 Act with the SEC, and the attorneys-in-fact listed in such Powers of Attorney are hereby authorized to act in accordance with such Powers of Attorney for the purposes described in the Powers of Attorney.

Dated: May 17, 2021	/s/ Megan Kennedy
Megan Kennedy
Secretary